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                                                                    Exhibit 23.4

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our report dated August 7, 1997 on Records Retention/Filesafe LP's financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 1997 and to all references to our Firm included in this registration statement.

                                                    /s/ Abbot, Stringham & Lynch

Campbell, California
January 28, 2000